UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2009, YRC Worldwide Inc. (the “Company”) announced that Michael J. Smid has assumed the responsibility as Chief Operations Officer of the Company, in addition to his positions as President, YRC Inc. and YRC North American Transportation. As Chief Operations Officer, Mr. Smid is responsible for the operations of the Company’s regional and national networks.

Other than the benefits under the Retention Agreement (defined below), Mr. Smid’s salary and benefits are unchanged and he will continue to receive and be eligible for the same salary and benefits to which he is currently eligible at the same level as described in the Company’s proxy statement for its 2009 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2009, including benefits under the Company’s Long-Term Incentive Plan and Annual Incentive Bonus Program.

The Company and Mr. Smid entered into a Retention Payment, Non-Competition, Non-Solicitation, Non-Disparagement, and Confidentiality Agreement, dated June 2, 2009 (the “Retention Agreement”), pursuant to which Mr. Smid agreed to a six-month non-competition and non-solicitation period following any termination of his employment and agreed to certain confidentiality and non-disparagement provisions. In exchange for the non-compete and non-solicitation and to incent Mr. Smid to remain employed with the Company, the Company reduced the penalty for Mr. Smid’s early retirement under the Company’s Supplemental Executive Pension Plan (the “SEPP”) if Mr. Smid remains employed with the Company through certain specified dates. If Mr. Smid remains employed with the Company through April 7, 2013, the Retention Agreement does not modify the SEPP benefits to which he is currently entitled to receive. The Retention Agreement is not a contract of employment and provides that either the Company or Mr. Smid may terminate his employment relationship at any time for any reason.

Generally, under the Retention Agreement,

•

if Mr. Smid remains employed with the Company through April 7, 2011 or is terminated by the Company without cause (as defined in the Retention Agreement) prior to April 7, 2011, he will be entitled to 60% of his accrued benefit under the SEPP, instead of 42% as is currently provided under the terms of the SEPP;

•

if Mr. Smid remains employed with the Company through April 7, 2012 or is terminated by the Company without cause on or after April 7, 2011 but prior to April 7, 2013, he will be entitled to 80% of his accrued benefit under the SEPP, instead of 46% as is currently provided under the terms of the SEPP; and

•	if Mr. Smid dies or becomes disabled prior to April 7, 2013, he will be entitled to 100% of his accrued benefit under the SEPP.

Mr. Smid will not receive the benefits under the Retention Agreement if he is terminated by the Company for cause (as defined in the Retention Agreement) or if he breaches his Retention Agreement.

The Company’s proxy statement for its 2009 Annual Meeting of Stockholders, filed with the SEC on April 1, 2009, contains a summary of the SEPP, and the SEPP, as amended, is filed as Exhibit 10.1 to Current Report on Form 8-K filed on July 25, 2006 and Exhibit 10.3 to Current Report on Form 8-K filed on July 8, 2008.

A copy of the Retention Agreement between the Company and Mr. Smid is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In addition to Mr. Smid’s additional responsibilities, the Company announced other senior leadership appointments across a new functional organizational structure. A copy of the news release announcing these appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retention Payment, Non-Competition, Non-Solicitation, Non-Disparagement, and Confidentiality Agreement dated June 2, 2009, by and between the Company and Michael J. Smid.

99.1	News Release dated June 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: June 2, 2009	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retention Payment, Non-Competition, Non-Solicitation, Non-Disparagement, and Confidentiality Agreement dated June 2, 2009, by and between the Company and Michael J. Smid.

99.1	News Release dated June 2, 2009.

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